VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this
Proxy Card and return
in the postage-paid envelope

VOTE IN PERSON
Attend Shareholder Meeting
501 Boylston Street
Boston MA 02116
On February 22, 2013

Please detach at perforation before mailing.

PROXY	METROPOLITAN SERIES FUND OPPENHEIMER GLOBAL EQUITY PORTFOLIO Special Meeting of Shareholders – February 22, 2013	PROXY

KNOW ALL MEN BY THESE PRESENTS that the undersigned shareholder(s) of the Oppenheimer Global Equity Portfolio (“MSF Portfolio”) of the Metropolitan Series Fund (“MSF”) hereby appoints Elizabeth M. Forget, Andrew D. Gangolf and Michael P. Lawlor, or any one of them true and lawful attorneys with power of substitution of each, to vote all shares which the undersigned is entitled to vote, at the Special Meeting of Shareholders of MSF Portfolio to be held on February 22, 2013, at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 10:00 a.m. Eastern time, and at any adjournment thereof (the “Meeting”), as follows:

THE SHARES REPRESENTED HEREBY WILL BE VOTED AS INDICATED OR FOR THE PROPOSAL IF NO CHOICE IS INDICATED. THE BOARD OF TRUSTEES OF MSF SOLICITS YOUR PROXY AND RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL. Discretionary authority is hereby conferred as to all other matters as may properly come before the Meeting.

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS

PROXY CARD IN THE

ENCLOSED ENVELOPE TODAY

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-800-337-3503

Please sign exactly as your name appears at left. Joint owners each should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

, 2013
Date

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:¢

		FOR ☐	AGAINST ☐	ABSTAIN ☐
1.	To approve an Agreement and Plan of Reorganization providing for the sale of the assets of MSF Portfolio to, and the assumption of the liabilities of MSF Portfolio by, the Met/Templeton Growth Portfolio (to be renamed Oppenheimer Global Equity Portfolio) (“MIST Portfolio”), a series of the Met Investors Series Trust, in exchange for shares of MIST Portfolio and the distribution of such shares to the shareholders of MSF Portfolio in complete liquidation of MSF Portfolio.

To consider and act upon any other matters that properly come before the Meeting and any adjourned or postponed session of the Meeting.

VOTE ON THE INTERNET
Log on to:
www.proxy-direct.com
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-xxx-xxx-xxxx
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this
Voting Instructions Form and
return in the postage-paid envelope

VOTE IN PERSON
Attend Shareholder Meeting
501 Boylston Street
Boston MA 02116
On February 22, 2013

Please detach at perforation before mailing.

VOTING INSTRUCTIONS FORM	METROPOLITAN SERIES FUND OPPENHEIMER GLOBAL EQUITY PORTFOLIO Special Meeting of Shareholders – February 22, 2013	VOTING INSTRUCTIONS FORM

[Insurance Company Name Drop –In]

The undersigned hereby instructs the above Insurance Company (the “Insurance Company”) to vote the shares of the Oppenheimer Global Equity Portfolio (“MSF Portfolio”) of Metropolitan Series Fund (“MSF”), as to which the undersigned is entitled to give instructions at the Special Meeting of Shareholders of MSF Portfolio to be held at the offices of MetLife Advisers, LLC, 501 Boylston Street, Boston, Massachusetts 02116, at 10:00 a.m. Eastern Time on February 22, 2013, and at any adjournments or postponements thereof.

The Insurance Company and the Board of Trustees of MSF solicit your voting instructions and recommend that you instruct the Insurance Company to vote “FOR” the Proposal. The Insurance Company will vote the appropriate number of MSF Portfolio shares pursuant to the instruction given. If no instruction is set forth on a returned form as to the Proposal, the Insurance Company will vote FOR the Proposal.

Receipt of the Notice of Special Meeting of Shareholders and the related Prospectus/Proxy Statement is hereby acknowledged.

VOTE VIA THE INTERNET: www.proxy-direct.com

VOTE VIA THE TELEPHONE: 1-xxx-xxx-xxxx

Please sign exactly as your name appears at left. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature

Signature of joint owner, if any

, 2013
Date

YOUR VOTE IS VERY IMPORTANT!

PLEASE SIGN, DATE AND RETURN THIS

VOTING INSTRUCTIONS FORM

IN THE ENCLOSED ENVELOPE TODAY

Please detach at perforation before mailing.

PLEASE MARK BOXES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example:■

		FOR ☐	AGAINST ☐	ABSTAIN ☐
1.

To approve an Agreement and Plan of Reorganization providing for the sale of the assets of MSF Portfolio to, and the assumption of the liabilities of MSF Portfolio by, the Met/Templeton Growth Portfolio (to be renamed Oppenheimer Global Equity Portfolio) (“MIST Portfolio”), a series of the Met Investors Series Trust, in exchange for shares of MIST Portfolio and the distribution of such shares to the shareholders of MSF Portfolio in complete liquidation of MSF Portfolio.

To consider and act upon any other matters that properly come before the Meeting and any adjourned or postponed session of the Meeting.